Exhibit 99.2

PROCEDURE PRO-1557

PRO-1557
Issue Date
August 23, 2007

International Service Contractors

1.	Definitions

A.	Affiliate means any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Person specified.

B.	Contingent Labor means Services provided by a third party supplier. Contingent Labor categories are: Contract Labor and Industry Assist (PRO-91, “Utilization of Contract Labor and Industry Assist Personnel”); Purchased Services (Engineering Support and Technical Assistance) (PRO-6608, “Purchased Services Agreements”); Consultant and Professional Services (PRO-13, “Consultant and Professional Service Agreements”); and International Service Contractors (ISCs) (PRO-1557, “International Service Contractors”). This procedure addresses the following Contingent Labor categories:

1.	International Service Contractor as defined in 1.I. below.

2.	Exceptions – This procedure does not address the following Contingent Labor categories:

a.	Contract Labor and Industry Assist: Services obtained by the company in accordance with PRO-91, “Utilization of Contract Labor and Industry Assist Personnel,” from an outside company that supplies personnel to perform Boeing work, typically on Boeing premises, that are supervised by Boeing managers but are employees of the supplier and remain on the supplier’s payroll. Contract labor and industry assist personnel are administered by Global Staffing.

b.	Purchased Services: A type of contingent labor wherein specialized engineering or technical services are obtained from an outside company (hereafter called “supplier”) specifically to be used by or incorporated into a product or service marketed, sold, leased or otherwise distributed by Boeing. Purchased services are procured by Supplier Management via a purchase contract (see PRO-6608, “Purchased Services Agreements”). Generally, the supplier of purchased services is also the supplier of the product or service to which the service applies.

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c.	Consultants and Professional Services: Services obtained by the company in accordance with PRO-13, “Consultants and Professional Service Agreements.” Consultant and professional services are those services rendered by persons who are members of a particular profession or possess a specialized knowledge or a special skill not reasonably available within the company. Examples include those services acquired in order to enhance the company’s legal, economic, financial, marketing, or technical positions. Professional and consultant services are generally acquired to obtain information, advice, opinions, alternatives, conclusions, recommendations, training, or direct assistance, such as studies, analyses, evaluations, liaison with government officials, or other forms of representation. Agreements for consultant and professional services are administered by Contracts & Pricing.

3.	Services which are not considered Contingent Labor:

a.	Legal Counsel: These are services obtained by the company from lawyers providing legal advice, and are retained and administered directly by the Law Department, in accordance with POL-1.

b.	Treasury and Benefits Support and Services: These are general support and other services obtained by the company to advise, assist, and manage treasury functions and obligations. These include, but are not limited to, insurers, insurance claims support, captive managers and insurance brokers, banks, surety bond and letter of credit providers, financial and cash management advisors and analysts, pension and trust fund managers and advisors, benefits and worker’s compensation administrators. Treasury and Benefits obtain and administer these services in accordance with POL-1.

c.	Nonproduction Services: Services that are non-contingent labor and are not intended to support Boeing customer deliverables and not to be charged to a Boeing customer prime contract, but also includes non-contingent labor for research and development. Certain nonproduction services are procured in accordance with PRO-5213, “Authorization for Procurement of Nonproduction Products and Services from Outside Sources through Shared Services Group Supplier Management.”

C.	Boeing means The Boeing Company.

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D.	Boeing Group Company means Boeing and all subsidiaries defined in PRO-6470, “Subsidiaries,” for which employee services, processes, and financial accounting are the same as for the Boeing Business Units identified in POL-1 to which the subsidiary reports. All other subsidiaries (domestic and international), (i.e., Non-Fully Integrated) shall assure that there are processes in place for compliance with the laws and regulations identified in POL-14.

E.	Business Unit means an operating or support organization with a direct reporting relationship to the President and CEO, including Corporate.

F.	Business Unit Executive Committee means the senior most individuals in the Business Unit in the functional areas of Finance, Law, Contracts & Pricing, Business Development or Sales and Marketing. For Corporate, the Executive Committee means the senior most individual of the requesting organization, the Vice President of Contracts & Pricing, and Law.

G.	FCPA means the U.S. Foreign Corrupt Practices Act, as amended from time to time.

H.	Foreign Official means any officer or employee of a foreign government or public international organization (e.g., International Civil Aviation Organization, the World Trade Organization, or the World Bank), or any agency, department, or instrumentality thereof, including officers or employees of a government owned, controlled, or operated airline or other state-owned enterprise; any person acting on behalf of such government, department, agency, instrumentality or public international organization; or an official of any foreign political party, or candidate for foreign political office.

I	International Service Contractor (ISC) means an individual or firm retained by a Boeing Group Company to contact Non-U.S. Customers or Foreign Officials for the purpose of assisting a Boeing Group Company in obtaining or retaining business for or with, or directing business to, any Person. An ISC statement of work typically includes communication with Foreign Officials or Non-U.S. Customers in direct promotion of specific Boeing Group Company products or services on behalf of a Boeing Group Company. ISCs do not include (1) parties who do not have contact with Non-U.S. Customers or Foreign Officials in direct promotion of Boeing Group Company products or services, (2) parties who sell Boeing Group Company products or services at list or catalog prices or (3) entities independent from Boeing who take full title to and responsibility for Boeing Group Company products and services, and in whose sales a Boeing Group Company has no direct economic interest.

J.	ITAR means International Traffic in Arms Regulations, as amended.

K.	Non-U.S. Customer means a non-U.S. Person who (i) has purchased Boeing Group Company products or services or (ii) to whom a Boeing Group Company is interested in selling Boeing Group Company products or services. Non- U.S. Customer includes Owners, Affiliates, officers, directors, employees and representatives, regardless of nationality, of the Non-U.S. purchasing entity.

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L.	Owner means any percentage ownership interest for a privately held entity and a 5 percent or greater ownership interest for a publicly held entity.

M.	Person means any natural person, proprietorship, partnership, company, corporation or other legal entity.

N.	Requesting Organization means the organization responsible for managing activity of the ISC.

O.	Significant Change means an increase in ISC compensation of at least $50,000 which also exceeds the greater of:

(a)	a 5% point increase in commission rate for a product or

(b)	a twenty-five percent (25%) increase in the maximum potential compensation payable under the agreement for the same group of products.

An increase in total potential compensation due to the addition of new product lines (for a sales agent contract) or a new task (for a task based contract) is not a Significant Change unless:

(a)	the commission rates payable on those new products exceed 5% or

(b)	the hourly fee for the new task exceeds a 25% percent increase over the prior hourly fee.

Administrative changes to update personnel or temporarily extend an agreement to meet operational requirements do not require CEO or Executive Committee review.

2.	Requirements

A.	General

ISCs must be Persons conducting bona fide activities. No Person will be engaged as an ISC if (a) Boeing believes that such Person is likely to offer or make (or has offered or made) a payment or gift, directly or indirectly, to any Owner, Affiliate, officer, director, employee, or representative of any Non-U.S. Customer, or a Foreign Official, under circumstances in which such payment or gift would constitute a bribe, a kickback, or other illegal payment under either U.S. or applicable foreign law or (b) the use of an ISC is prohibited by any applicable law, regulation, or decree. The ISC may not provide any ISC services for a Boeing Group Company unless an approved, fully executed written agreement is in effect with the ISC. Specifically, the ISC may not perform ISC services during any period following expiration of an ISC agreement prior to a written renewal thereof.

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B.	Payments

Payments to the ISC will be made pursuant to and consistent with the terms of the applicable written agreement. All payments will be made by check or bank transfer, payable to the ISC, in accordance with PRO-6501, “Company Payment Methods”. No assignment of funds by an ISC to any other person or entity (other than a financial institution) will be permitted without the prior written approval of the Business Unit Law Department. Under no circumstances will any payment be made to any account unless the owner(s) of record of the account are identified. Payment will, unless otherwise authorized by the Business Unit Law Department, be made to the ISC’s principal place of business as specified in the ISC Agreement.

C.	Public Relations Consultants who do not otherwise meet the definition of ISC, but assist Corporate Communications in Non-U.S. sites, are subject to the due diligence and approval requirements of this PRO.

3.	Responsibilities

A.	The Requesting Organization shall:

1.	Timely identify prospective ISCs.

2.	Provide to Contracts and Pricing a complete and accurate ISC Request Form containing all required information, including a detailed Statement of Work.

3.	Determine the appropriate level of compensation for the ISC.

4.	Manage the day to day activities of the ISC.

5.	Approve and process invoices for payments after receipt of invoices from Contracts & Pricing.

6.	Maintain records of ISC activities, including communications pertaining to directing the statement of work and any negotiations not conducted by Contracts & Pricing.

B.	Contracts & Pricing shall:

1.	Prepare all ISC Approval Packages.

a.	Transmit the ISC Application to the ISC, provide instructions to the ISC on completion of the ISC Application, and obtain from the ISC a completed ISC Application. This includes reviewing the ISC Application to ensure that the ISC has completed the ISC Application in its entirety and that all required supporting documentation, e.g., financial statements, certificate of incorporation, etc. are in English. This ISC application contains Personally Identifiable Information and shall be protected in accordance with Boeing procedures.

PROCEDURE PRO-1557

b.	Obtain the required elements of an ISC approval package.

c.	Review, approve, and route the completed ISC approval package. ISC approval packages shall be routed using an approval memorandum. This includes confirmation that the ISC request for approval package is complete prior to transmittal to the Business Unit Law Department focal.

2.	Prepare ISC Agreements

a.	Prepare all ISC agreements, renewals, and amendments.

b.	Provide administrative support to the Business Unit Executive Committee and maintain records of its meetings.

3.	Administer ISC Agreements

a.	Review each ISC invoice for compliance with the ISC agreement. Approve ISC invoices for payment and route to the Requesting Organization for processing payment.

b.	Maintain a file of all contractual activity under the ISC agreement. Such information will include:

i.	A complete ISC package, including all application materials, due diligence memoranda, and executive approval.

ii.	Identification of any sales campaigns in progress and accepted sales proposals that are to be covered by the agreement.

iii.	Identification of all other agreements between a Boeing Group Company and the ISC or any Owner, Affiliate, officer, director, employee or representative of the ISC.

iv.	A signed copy of the ISC Agreement.

v.	A certification from each ISC that they (1) have received and read the Boeing Code of Conduct, (2) understand the Boeing Code of Conduct and (3) they will comply with the Boeing Code of Conduct.

vi.	Copies of all invoices submitted by the ISC and all payment authorizations are to be retained by Finance. This documentation shall identify the nature of the payment (e.g., commission, retainer, expenses) and that all appropriate approvals and notifications occurred prior to payment.

PROCEDURE PRO-1557

c.	Promptly after execution of a new, renewed or amended ISC agreement, give written notice of the Boeing Group Company entering into such an agreement with the ISC to each Non-U.S. Customer and government agency that the ISC is expected to contact, provided that no such notice need be given to any such customer or agency that is already aware of such agreement with the ISC as evidenced by correspondence in the Company’s files.

d.	Collect data identifying fees and commissions paid which require reporting to the Directorate of Defense Trade Controls under the ITAR.

e.	Promptly upon expiration or termination of an ISC agreement, give written notice to the former ISC and the Requesting Organization(s) (1) that such agreement is no longer in effect and that the former ISC is not authorized to, and may not, take any action on behalf of the Company and (2) that reminds the former ISC of the post-engagement restrictions on working for a competitor of a Boeing Group Company.

f.	Administer the Consultant Agreement Tracking System (CATS) database by recording and tracking ISC agreements for the Requesting Organization to ensure compliance with this procedure.

4.	Due Diligence Review by Corporate Contracts & Pricing.

a.	With the support of the Requesting Organizations, schedule potential ISCs for due diligence review.

b.	Manage the ISC due diligence process. Maintain record of the results of each due diligence review.

c.	Provide FCPA and Boeing business practices (including business courtesies), training to each ISC at the time of the initial and each subsequent due diligence review.

d.	Maintain a record that confirms that the ISC (i) has completed the training described in the prior sentence; (ii) has certified that he or she understands such training; and (iii) will comply with the FCPA and Boeing business practice procedures and policies.

5.	Training

Provide training to the ISC relating to acquisition and use of third party proprietary information. PRO-6375 is required for all ISCs. Training for PRO-70 is required if the ISC is supporting a Foreign Military Sales program, or otherwise required by Contracts & Pricing.

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C.	Business Unit Law Department

1.	The Business Unit Law Department shall (a) review and approve new ISC agreements, renewals and amendments and (b) provide legal guidance to Contracts & Pricing on preparing ISC approval packages and executing due diligence reviews. However, the Business Unit’s senior Contracts representative may exempt from Business Unit Law review and approval, amendments that have been defined jointly by the Law Department and Contracts & Pricing to be administrative in nature.

2.	Provide guidance to Contracts & Pricing on local law requirements and restrictions applicable to a proposed ISC.

D.	Business Unit Executive Committee

1.	Each Business Unit will maintain a Business Unit Executive Committee to review and approve each ISC agreement, renewal, and amendment for the Business Unit. Unanimous consent by the Business Unit Executive Committee is required for such approval. The approval decisions shall be documented in writing and maintained by Contracts & Pricing in the ISC file. Committee members may designate substitutes to act for the members in the event they are unavailable to attend a meeting or to sign the approval record. Such sub-delegating Committee members remain responsible for the decisions made by their delegates. However, the Business Unit’s senior Contracts representative may exempt from Business Unit Executive Committee review and approval, amendments that the Business Unit’s senior Contracts representative determines to be administrative in nature.

2.	The most senior executive of the Business Unit (i.e. operating unit president or for Corporate, the President and Chief Executive Officer) must review and approve each proposed new ISC Agreement and any renewal and amendment with Significant Changes. However, in the case of Public Relations Consultants who assist Corporate Communications in Non-U.S. sites, only the Corporate Business Unit Executive Committee approval is required.

E.	Senior Vice President and General Counsel; President and CEO

After approval by the Business Unit Executive Committee, the Senior Vice President and General Counsel (“SRVP- GC”) shall review all agreements requiring SRVP-GC review and approval under Figure 4.2. The SRVP- GC may at his discretion exempt in writing certain ISCs or categories of ISCs from President and CEO approval. In the event that the SRVP- GC is unavailable, he may delegate in writing his approval authority to one of his direct reports.

PROCEDURE PRO-1557

If approved by the SRVP-GC and not exempted from President and CEO approval by the SRVP-GC, such agreements shall then be sent to the President and CEO for review and approval. In the event the President and CEO is unavailable, the President and CEO may delegate in writing his approval authority to another Boeing Executive Council member.

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4.	Review and Approval Process

A.	Process Flow: Figure 4.1

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B.	Approvals

Only those ISC agreements, renewals and amendments that have been approved by the appropriate authorities may be executed.

Figure 4.2

Required approvals for ISC Agreements

	Business Unit Executive Committee	Business Unit Senior Executive	President and CEO / General Counsel
New agreement (total compensation payable less than $100,000)	✓	✓

New agreement (total compensation payable $100,000 or more)	✓	✓	✓

Renewal without Significant Change	✓	✓

Renewal with Significant Change	✓	✓	✓

Amendment without Significant Change that is not administrative in nature	✓

Amendment with Significant Change	✓	✓	✓

Public Relations Consultants supporting activities in Non-U.S. locations	✓

5.	Mandatory terms for ISC Agreements

Each ISC agreement will include the following representations and covenants. Prior approval of the Law Department is required for the deletion or material amendment of any of these terms.

PROCEDURE PRO-1557

(a)	The ISC will, in performing services under the ISC agreement, comply with all applicable laws and regulations of (a) the United States and (b) each country in which the services will be performed, to the extent compliance will not violate United States laws and regulations.

(b)	The ISC is an independent contractor.

(c)	The ISC has no authority to commit or obligate Boeing.

(d)	Except as disclosed in the ISC’s application or as specified in the ISC agreement, neither the ISC nor any Owner, Affiliate, officer, director, employee or representative of the ISC’s organization is:

(i) a Foreign Official,

(ii) an Owner, Affiliate, officer, director, employee, or representative of a Foreign Customer of the Boeing Group Company whose products are promoted under the agreement or, to the ISC’s knowledge, any other Boeing Group Company products.

The ISC shall inform Boeing promptly of any change in such representation. Boeing has the right to terminate the ISC agreement if, in the judgment of Boeing, such change may constitute a conflict of interest or a violation of any applicable law.

(e)	The ISC will not promise, offer or make any payment or gift directly or indirectly to any Owner, Affiliate, officer, director, employee, or representative of any Non-U.S. Customer, or to a Foreign Official, that would constitute or appear to constitute a bribe, a kickback, or an illegal payment either during or after termination of the ISC agreement.

(f)	Boeing will be excused from performance under the ISC agreement if such performance would constitute a violation of the laws or regulations of the United States or the country of any Non-U.S. Customer or prospective Non-U.S. Customer related to the ISC agreement.

(g)	The existence of the ISC agreement may be disclosed by either party, and the terms and conditions of such agreement may be disclosed if required by the laws or regulations of the United States or any other relevant country; provided, however, such disclosure shall be only to competent authorities in the relevant jurisdiction(s) and such disclosure shall be as limited as possible (consistent with applicable legal requirements) and shall not excuse any other disclosure to third parties.

(h)	The ISC shall cooperate with Boeing and provide all reasonably requested information to enable Boeing to (i) comply with the reporting requirements of any applicable government and (ii) verify compliance by the ISC (or any Owner, Affiliate, officer, director, employee or representative of the ISC) with its obligations under the ISC agreement.

(i)	The ISC will provide, in conjunction with any commission payments under the ISC agreement, a written certification that the representations and warranties made in such agreement are true and correct as of the date of each payment.

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(j)	All other agreements of any kind between Boeing (including any of its subsidiaries) and the ISC (or any Owner, Affiliate, officer, director, employee or representative of the ISC, or any entity in which any such person or organization has a significant financial interest) are identified.

(k)	Persons who will be engaged or retained as an ISC shall obtain all applicable ITAR brokering approvals. Upon request, the ISC shall provide written certification as to whether or not they are considered brokers under the ITAR and have obtained the required approvals.

(l)	At its sole discretion, Boeing may terminate the Agreement if there is an investigation or indictment of the ISC (including any Owner, Affiliate, officer, director, employee or representative thereof) for any possible violation of U.S. or local laws or regulations. Boeing may also terminate the agreement if it determines, in its sole discretion, that the ISC (including any Owner, Affiliate, officer, director, employee or representative thereof) has engaged, might engage, or will engage in any activity, whether on behalf of Boeing or another party, that reasonably might be perceived as violating U.S. or local law, or the Boeing Code of Conduct.